Exhibit 10.4

UNITED TECHNOLOGIES CORPORATION

SENIOR EXECUTIVE SEVERANCE PLAN

AMENDMENT

WHEREAS, the Board of Directors has from time to time, approved modifications to benefits and contract terms under the Senior Executive Severance Plan (the “Plan”), resulting in different benefits, terms and conditions for Participants, depending on their date of participation;

WHEREAS, the Board of Directors wishes to provide the same level of benefits and contract terms for all executives covered by the Plan;

WHEREAS, each Participant has agreed to amend their Plan Agreement to provide, in the event of a Change in Control, a cash severance benefit equal to 2.99 times base salary and target bonus following an involuntary termination or termination following a material adverse change in job responsibilities, location, compensation, or benefits (i.e. a termination for “Good Reason”);

WHEREAS, each Participant has agreed to the following benefit reductions to the extant their own agreements provided for any of the following benefits:

(i)	Elimination of three years of additional pension service credit and benefit continuation;

(ii)	Elimination of reimbursement for excise taxes imposed under Internal Revenue Code Section 280(G) and income taxes due on such reimbursement; and

(iii)	Elimination of the ability to resign from the Corporation following a Change in Control and receive Plan benefits. Plan benefits will be provided only if the Participant is involuntarily terminated or terminates for “Good Reason” (as defined in Attachments A and B); and

WHEREAS, the Board of Directors has closed the Plan to new Participants effective June 15, 2009;

NOW THEREFORE, the Plan is hereby amended as follows:

1.	The following paragraph shall be added under the Section captioned “Agreements”:

Each Participant who became covered under the Plan prior to December 10, 2003 shall enter into an amendment of their Plan Agreement substantially in the form set forth in Attachment A and each Participant who became covered under the Plan after December 10, 2003 shall enter into an amendment of their Plan Agreement substantially in the form set forth in Attachment B (the “Amendment”). Plan benefits will be limited in accordance with each Participant’s amended Agreement, notwithstanding anything to the contrary in the Plan or Agreement as in effect prior to the date of such Amendment.

2.	The following paragraph is hereby added to the Plan following the Section captioned “Miscellaneous”:

Closure of the Plan. Effective June 15, 2009, no executive or other person shall become a Participant under this Plan.

Attachment A

Senior Executive Severance Agreement

Amendment

WHEREAS,                         , (the “Executive”) has been selected by the Board of Directors of the Corporation to participate in the Senior Executive Severance Plan (the “Plan”); and

WHEREAS, the Board of Directors has, from time to time, amended the Plan prospectively for new Executives; and

WHEREAS, the Board of Directors has approved the amendment of existing Senior Executive Plan Agreements for the purpose of conforming certain Plan benefits and benefit eligibility requirements to those specified by the most recent amendment to the Plan adopted effective June 11, 2008; and

WHEREAS, the Executive hereby consents and agrees to such a conforming amendment of his Agreement, including for the purposes of: (i) prohibiting the payment of benefits for voluntary termination unless such resignation of employment is for “Good Reason”, as defined herein; and (ii) modifying and reducing certain change in control severance related benefits presently provided for in his Agreement;.

NOW THEREFORE, the Executive and the Corporation hereby agree to amend the Executive’s Agreement as follows:

1.	The paragraph that immediately precedes Section A is hereby deleted and the following is substituted in lieu thereof:

The Executive shall be entitled to the benefits provided for in this Agreement In the event the Corporation or any subsidiary or affiliate terminates the Executive’s employment within two years after a Change in Control. The Executive will not receive these benefits if employment terminates by reason of death, disability, retirement on or after normal retirement age or if the Executive voluntarily terminates employment, unless such voluntary termination is for “Good Reason”. Good Reason shall mean, without the Executive’s express written consent, the occurrence of any one or more of the following:

(i)	The assignment of the Executive to duties materially inconsistent with the Executive’s authorities, duties, responsibilities, and status (including reporting relationships) as an employee of the Corporation, or a reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities from those in effect immediately preceding the Change of Control;

(ii)	The Corporation’s requiring the Executive to be based at a location which is at least fifty (50) miles further from the current primary residence than is such residence from the Corporation’s current headquarters, except for required travel on the Corporation’s business to an extent substantially consistent with the Executive’s business obligations immediately preceding the Change of Control;

(iii)	A reduction by the Corporation in the Executive’s base salary as in effect on the Effective Date or as the same shall be increased from time to time;

(iv)	A material reduction in the Executive’s level of participation in any of the Corporation’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates, from the levels in place during the fiscal year immediately preceding the Change of Control; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be “Good Reason” if the Executive’s reduced level of participation or benefits in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Executive’s position; or

(v)	The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform its obligations under this Agreement.

In the event of any of the foregoing occurrences, the Executive shall notify the Corporation of the event constituting the basis for a termination for Good Reason. The Corporation may then take action to cure the Good Reason event or condition. If the Corporation does not remedy the basis for a Good Reason termination within 30 days of receipt of notice from the Executive, the Executive may then terminate his employment for Good Reason and qualify for the benefits provided for in this Agreement.

The existence of Good Reason shall not be affected by the Executive’s temporary incapacity due to physical or mental illness not constituting a Disability. The Executive’s Retirement shall constitute a waiver of the Executive’s rights with respect to any circumstance constituting Good Reason. The Executive’s continued employment shall not constitute a waiver of the Executive’s rights with respect to any circumstance constituting Good Reason.

2.	Section A of the Agreement is amended and restated as follows:

A.	Lump Sum Cash Payment. On or before the Executive’s last day of employment with the Corporation, the Corporation will pay to the Executive, as compensation for services rendered to the Corporation, a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 multiplied by the sum of (a) the Executive’s current annual base salary plus (b) the amount of incentive compensation award that would be payable to the Executive in respect of the calendar year in which the Change in Control occurs, calculated on the basis of target level performance. (The incentive compensation referred to in this paragraph is that amount paid or payable under the Annual Executive Incentive Compensation Plan, or any successor plans, of the Corporation.) In the event there are fewer than thirty-six (36) whole or partial months remaining from the date of the Executive’s termination to his or her normal retirement date, the amount calculated in this paragraph will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining to his normal retirement date and the denominator of which is thirty-six (36).

3.	Section B of the Agreement is amended and restated as follows:

B.	Long Term Incentive Awards.

(i)	Performance Based Long Term Incentive Awards. Performance based Long Term Incentive Awards granted under the Corporation’s 2005 Long Term Incentive Plan (and any predecessor or successor long term incentive plan) shall vest as of the date of the Change in Control. The value of any such award will be determined on the basis of target level performance unless actual measured performance exceeds target, in which case actual performance will determine vesting and award value.

(ii)	Vesting of Stock Options and Stock Appreciation Rights. The vesting period for stock option and stock appreciation rights granted under the 2005 Long Term Incentive Plan (and any predecessor or successor long term incentive plan) will be changed, effective as of the date of the Change in Control, to the earlier of: (i) the scheduled vesting date; or (ii) the one year anniversary of the date the award was granted. In addition, regardless of the Executive’s age or retirement eligibility, the period to exercise stock options and stock appreciation rights will not be less than seven months following termination of employment.

4.	Section C, “Special Retirement Benefits” is hereby deleted from the Agreement. There will be no enhancement to pension benefits by reason of a Change in Control.

5.	Section D, “Other Provisions” is hereby amended as follows:

(a)	Subsection (i), “Insurance and Other Special Benefits” is deleted in its entirety. The Executive’s right to extended coverage under health, life insurance, disability and other benefit plans following termination of employment shall be determined in accordance with the terms of such plans as then in effect and shall not be enhanced by reason of a Change in Control. There will be no post-termination continuation of fringe benefits.

(b)	Subsection (ii), “Relocation Assistance” is deleted in its entirety.

(c)	Subsection (iii), “Incentive Compensation” is deleted in its entirety, provided however, that deletion of this subsection is not intended and shall not be construed to eliminate or reduce the Executive’s right to any Annual Incentive Compensation Plan award that may be payable in accordance with the terms of such plan.

(d)	Subsection (iv), “Savings and Other Plans” is deleted in its entirety.

6.	Section E, “Certain Additional Payments by the Corporation” is deleted in its entirety and replaced by the following:

E.	Taxes. The Executive shall be responsible for all taxes due on payments and benefits provided under this Agreement, including any excise taxes that may be due under Section 280G of the Internal Revenue Code. The Corporation shall withhold taxes to the extent required by law.

7.	The following subsection shall be added to Section G of the Agreement:

(vii)	Compliance with Section 409A. Notwithstanding any other provision of this Agreement, if and to the extent that rights or payments provided here are determined to be subject to Section 409A of the Internal Revenue Code, the Executive agrees to make any amendments to this Agreement that may be required to comply with Section 409A. If the Executive is a “specified employee” under Section 409A, any payments subject to Section 409A will be deferred for six months from the date of termination of employment, to the extent required by Section 409A. Any deferred payments shall be credited with interest at the rate credited to fixed income accounts in the Corporation’s Deferred Compensation Plan.

Any capitalized terms used herein shall have the same meaning as defined in the Agreement or Plan, as applicable. The Agreement continues in full force and effect except for the provisions specifically amended herein.

Attachment B

Senior Executive Severance Agreement

Amendment

WHEREAS,                          (the “Executive”) has been selected by the Board of Directors of the Corporation to participate in the Senior Executive Severance Plan (the “Plan”); and

WHEREAS, the Board of Directors has, from time to time, amended the Plan prospectively for new Executives; and

WHEREAS, the Board of Directors has approved the amendment of existing Senior Executive Plan Agreements for the purpose of conforming certain Plan benefits and benefit eligibility requirements to those specified by the most recent amendment to the Plan adopted effective June 11, 2008; and

WHEREAS, the Executive hereby consents and agrees to such a conforming amendment of his Agreement, including for the purposes of: (i) prohibiting the payment of benefits for voluntary termination unless such resignation of employment is for “Good Reason”, as defined herein; and (ii) modifying and reducing certain change in control severance related benefits presently provided for in his Agreement;.

NOW THEREFORE, the Executive and the Corporation hereby agree to amend the Executive’s Agreement as follows:

1.	The paragraph that immediately precedes Section A is hereby deleted and the following is substituted in lieu thereof:

The Executive shall be entitled to the benefits provided for in this Agreement In the event the Corporation or any subsidiary or affiliate terminates the Executive’s employment within two years after a Change in Control. The Executive will not receive these benefits if employment terminates by reason of death, disability, retirement on or after normal retirement age or if the Executive voluntarily terminates employment, unless such voluntary termination is for “Good Reason”. Good Reason shall mean, without the Executive’s express written consent, the occurrence of any one or more of the following:

(i)	The assignment of the Executive to duties materially inconsistent with the Executive’s authorities, duties, responsibilities, and status (including reporting relationships) as an employee of the Corporation, or a reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities from those in effect immediately preceding the Change of Control;

(ii)	The Corporation’s requiring the Executive to be based at a location which is at least fifty (50) miles further from the current primary residence than is such residence from the Corporation’s current headquarters, except for required travel on the Corporation’s business to an extent substantially consistent with the Executive’s business obligations immediately preceding the Change of Control;

(iii)	A reduction by the Corporation in the Executive’s base salary as in effect on the Effective Date or as the same shall be increased from time to time;

(iv)	A material reduction in the Executive’s level of participation in any of the Corporation’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates, from the levels in place during the fiscal year immediately preceding the Change of Control; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be “Good Reason” if the Executive’s reduced level of participation or benefits in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Executive’s position; or

(v)	The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform its obligations under this Agreement.

In the event of any of the foregoing occurrences, the Executive shall notify the Corporation of the event constituting the basis for a termination for Good Reason. The Corporation may then take action to cure the Good Reason event or condition. If the Corporation does not remedy the basis for a Good Reason termination within 30 days of receipt of notice from the Executive, the Executive may then terminate his employment for Good Reason and qualify for the benefits provided for in this Agreement.

The existence of Good Reason shall not be affected by the Executive’s temporary incapacity due to physical or mental illness not constituting a Disability. The Executive’s Retirement shall constitute a waiver of the Executive’s rights with respect to any circumstance constituting Good Reason. The Executive’s continued employment shall not constitute a waiver of the Executive’s rights with respect to any circumstance constituting Good Reason.

2.	Section A of the Agreement, “Lump Sum Cash Payment” is amended by deleting clause (b) of the first sentence (“(b) the amount of the Executive’s most recent incentive compensation award”) and restating it as follows:

(b)	the amount of incentive compensation award that would be payable to the Executive in respect of the calendar year in which the Change in Control occurs, calculated on the basis of target level performance.

3.	Section B, “Certain Additional Payments by the Corporation” is deleted in its entirety and replaced by the following:

B.	Taxes. The Executive shall be responsible for all taxes due on payments and benefits provided under this Agreement, including any excise taxes that may be due under Section 280G of the Internal Revenue Code. The Corporation shall withhold taxes to the extent required by law.

4.	The following subsection shall be added to Section D of the Agreement:

(viii)	Compliance with Section 409A. Notwithstanding any other provision of this Agreement, if and to the extent that rights or payments provided here are determined to be subject to Section 409A of the Internal Revenue Code, the Executive agrees to make any amendments to this Agreement that may be required to comply with Section 409A. If the Executive is a “specified employee” under Section 409A, any payments subject to Section 409A will be deferred for six months from the date of termination of employment, to the extent required by Section 409A. Any deferred payments shall be credited with interest at the rate credited to fixed income accounts in the Corporation’s Deferred Compensation Plan.

Any capitalized terms used herein shall have the same meaning as defined in the Agreement or Plan, as applicable. The Agreement continues in full force and effect except for the provisions specifically amended herein.